As filed with the Securities and Exchange Commission on April 17, 2026.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DeFi Development Corp
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

83-2676794
(I.R.S. Employer Identification Number)

6401 Congress Avenue, Suite 250 Boca Raton, FL 33487 (561) 559-4111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph Onorati Chief Executive Officer and Chairman DeFi Development Corp. 6401 Congress Avenue, Suite 250 Boca Raton, FL 33487 (561) 559-4111
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:

Allison C. Handy, Esq. Christopher Wassman, Esq. Perkins Coie LLP 1301 Second Avenue Suite 4200 Seattle, WA 98101 (206) 359-8000

From time to time after the effective date of the Registration Statement as determined by market conditions
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 17, 2026
PROSPECTUS

$1,000,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Units

DeFi Development Corp. (the “Company”, “we” or “our”) may offer and sell from time to time shares of common stock; shares of preferred stock, warrants, debt securities, which may be senior debt securities or subordinated debt securities; and units that include any of these securities, or combination thereof. Collectively, the common and preferred stock, warrants, debt securities and units are referred to as the “Securities”. We may sell any combination of these Securities in one or more offerings in amounts, at prices and on terms that we determined at the time of the offering, with an aggregate offering price of up to $1,000,000,000.
This prospectus provides a general description in which the Securities listed above may be offered and sold. Each time we offer and sell Securities pursuant to this prospectus, we will provide a prospectus supplement that describes the specific manner in which Securities will be offered and may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Securities.
We may sell the Securities on a continuous or delayed basis directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters, dealers, purchasers or agents involved in the sale of our Securities and applicable fees, commissions or discount arrangements will be stated in an accompanying prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such Securities.
Our common stock is traded on the Nasdaq Stock Market stock exchange under the symbol “DFDV”. On April 16, 2026, the last reported sale price of our common stock was $4.77 per share.
Investing in our Securities involves a number of significant risks. See “Risk Factors” beginning on page 4 of this prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or passed upon accuracy or the adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is ___________, 2026.
i

Unless otherwise stated or the context otherwise requires, references to the “Company”, “we”, “us”, “our”, or similar references mean DeFi Development Corp., together with its subsidiaries.

Trademarks
Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks and tradenames included into this prospectus, or the accompanying prospectus are the property of their respective owners. We do not intend our use or display of other companies’ tradenames or trademarks to imply relationships with, or endorsements or sponsorship of us by, these other companies.
ii

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”). Under this shelf registration, we may from time to time, offer and sell any combination of the Securities described in this registration statement in one or more offerings for total gross proceeds of up to $1,000,000,000.
This prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide the specific details of the Securities offered in a separate document called a prospectus supplement and/or free writing prospectus.
If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. Accompanying prospectus supplement may also add, update or change information contained in this prospectus.
Before investing in our securities, you should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our Securities discussed herein under the section titled “Risk Factors” and under similar headings in the documents that are incorporated by reference into this prospectus. See “Risk Factors” on page 4 of this prospectus.
You should carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, as well as the exhibits to the registration statement of which this prospectus is a part. The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates. See the section titled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” for further detail.
We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or related free writing prospectus, or in any post-effective amendment to the registration statement or in any amendment to this prospectus. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these Securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any such free writing prospectus is accurate as of any date other than their respective dates.
PROSPECTUS SUMMARY
THE COMPANY
DeFi Development Corp. is a publicly traded company focused on building and managing a digital asset treasury strategy centered on the Solana blockchain ecosystem. We also provide an artificial intelligence (“AI”) platform that connects commercial mortgage and small business borrowers looking for debt to refinance, build, or buy commercial property, including apartment buildings, to commercial property lenders.
Our primary business strategy focuses on the acquisition, long-term holding, and active management of Solana ("SOL") and SOL-related digital assets. Our treasury strategy includes accumulating SOL, locked SOL, liquid staking tokens such as dfdvSOL, and other SOL-denominated or SOL-native positions, and actively supporting the Solana ecosystem. We also operate and manage Solana validators and delegate our digital asset holdings with external validators, enabling us to participate directly in the Solana proof-of-stake consensus mechanism and generate staking rewards.
We consider these our two operating segments:
•Digital Asset Treasury: focuses on executing and managing our treasury strategy. Also includes our owned and managed SOL validators. This segment continuously evaluates capital market conditions, the broader cryptoeconomy, and macroeconomic factors in determining the timing and structure of financing transactions used to support the digital asset treasury strategy. The primary objective is to expand exposure to the Solana ecosystem over the long term.

•Real Estate Platform: operates our commercial real estate technology platform, which provides data, software subscriptions, and value-added services connecting commercial property borrowers and lenders, including banks, credit unions, real estate investment trusts (“REITs”), debt funds, and other institutional capital providers.
For a complete description of our business, segments, financial condition, results of operations and other important information regarding us, please refer to our filings with the SEC that are incorporated by reference into this prospectus. For information on how to access these filings, see the section titled “Where You Can Find More Information” in this prospectus.
RECENT DEVELOPMENTS
Wind Down
On March 31, 2026, our Board of Directors approved the wind down of the legacy Janover Capital Markets and Janover Insurance businesses, substantially all of the operations of our Real Estate Platform segment. The wind down reflects our strategic decision to reallocate capital and management resources toward our digital asset treasury strategy and related initiatives, focusing on SOL and the Solana ecosystem. We expect that substantially all operations of the Real Estate Platform segment will cease by the end of the second quarter 2026.
CORPORATE INFORMATION
We were originally formed as Janover Ventures LLC, a Florida limited liability company, on November 28, 2018, and converted to Janover Inc., a Delaware corporation, on March 9, 2021. We are headquartered at 6401 Congress Avenue, Suite 250, Boca Raton, Florida 33487. The Company’s website is https://defidevcorp.com and our telephone number is (561) 559-4111. Effective April 17, 2025, the Company changed its name from “Janover Inc.” to “DeFi Development Corp.” and the ticker symbol for the Company’s Common Stock changed to “DFDV” on the Nasdaq Capital Market.
IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY
We are an “emerging growth company” as defined in the U.S. federal securities laws. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.
These exemptions include:
•being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
•not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;
•not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
•reduced disclosure obligations regarding executive compensation; and
•not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

IMPLICATIONS OF BEING A SMALLER REPORTING COMPANY
We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company. We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

RISK FACTORS

Investing in our Securities involves a high degree of risk. Before deciding whether to invest in our Securities, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. For more information regarding the incorporation of information herein by reference, see the section titled “Incorporation of Certain Information by Reference” for further details. Historical financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our Securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below titled “Cautionary Note Regarding Forward-Looking Statements”.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” and “forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements that involve expectations, plans and intentions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements include but are not limited to words such as "may," "will," "would," "should," "could," "expect," "anticipate," "believe," "estimate," "might," "intend," "continue," "strategy," "future," "opportunity," "plan," "predict," "project," "target," "potential", "forecast," and other similar expressions; however, forward-looking statements may be made without such terminology.
Any of these factors could cause our actual results to differ materially from those expressed or implied by our forward-looking statements, which could adversely affect our businesses, results of operations or financial condition. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise. The following are some, but not all, of the factors we believe could cause our actual results to differ materially from our historical results or our current expectations or projections:
•our strategic decision to concentrate on acquiring, holding and managing SOL holdings, which is tied to the price of SOL; and any decrease in the fair value of our digital assets below our carrying value could require us to incur material losses;
•fluctuations in the price of digital assets may significantly influence the market price of our common stock, particularly if investors view the value of our common stock as dependent upon or linked to the value of our digital asset holdings;
•weak crypto economic conditions may have a negative impact on our business;
•increase in new entrants into the digital asset treasury landscape;
•strategic initiatives involve inherent risks, and we may not realize the anticipated financial or strategic objectives we expect;
•adverse outcomes in litigation or government investigations, including those related to the evolving regulatory framework for digital assets, could result in significant costs, penalties, or restrictions and may require us to adopt burdensome operating requirements;
•we could be negatively impacted by a security breach, through cyber-attacks, including insider threats or otherwise, or other significant disruption of our custodians’ information technology networks and related systems;
•our digital asset holdings are less liquid than cash and cash equivalents and may not serve as a source of liquidity to the same extent, particularly during times of market instability;

•we are subject to credit risk of custodians, who do not offer the same protections as FDIC-insured banks or SIPC-covered broker-dealers, and custodian insolvency or withdrawal freezes could adversely impact our ability to access our digital assets;
•regulatory developments related to digital assets and digital asset markets in the United States or foreign countries could adversely affect our business, financial condition, and results of operations;
•our SOL treasury strategy could create complications with external service providers, such as insurance companies, banking entities, and auditors, which could have a materially adverse impact on our business;
•regulatory change reclassifying SOL as a security could lead to our falling within the definition of "investment company" under the Investment Company Act of 1940, subjecting us to significant additional regulatory requirements;
•we are not subject to legal and regulatory obligations that apply to investment companies or investment advisers, meaning our Treasury Reserve Policy and SOL strategy are not subject to the extensive legal and regulatory requirements that apply to such entities;
•SOL faces unique technical, governance, and concentration risks, including historical network outages and validator coordination failures, that could materially affect its long-term viability;
•Solana validators are relatively small in number, which may lead to coordinated censorship and centralization risks;
•our Solana validator reward yield is expected to decline over time based on Solana's declining inflation model;
•our SOL treasury strategy is dependent on the Solana Foundation and core development team, and the departure of key individuals could significantly affect the health of the Solana Network;
•SOL is subject to technological obsolescence, including competition from emerging blockchain and artificial intelligence protocols;
•we may engage in leveraged digital asset financing strategies that increase our exposure to smart-contract, operational, and counterparty risks, and we may be subject to margin calls or forced liquidation in volatile market conditions; and
•changes in regulation or policy could adversely affect the tax treatment of rewards from staking SOL, subjecting us to additional tax liabilities.
These forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. We believe that the expectations reflected in these forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct, and such forward-looking statements included in, or incorporated by reference into this prospectus should not be unduly relied upon. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.
Accordingly, you should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are only as of the date of this prospectus and the forward-looking statements incorporated by reference in this prospectus are only as of their date and, unless otherwise required by applicable securities laws, we do not undertake any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
This prospectus includes certain statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties as well as our own estimates of potential market opportunities. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, the net proceeds from the sale of Securities will be used by us for working capital purposes, acquiring SOL and strategic initiatives.
Working capital uses may include operating expenses, personnel costs, professional fees, and other general and administrative expenses. We intend to use a portion of the net proceeds to acquire SOL as part of our treasury management strategy. In addition, we may use a portion of the net proceeds toward strategic initiatives, which may include investments in other digital asset treasury companies, partnerships and other business opportunities that we believe will support long-term growth.
The amounts and timing of the use of net proceeds will depend on market conditions, the availability of investment opportunities, and the timing of strategic initiatives. As a result, management will retain discretion over the allocation of the net proceeds of any offering.
DESCRIPTION OF CAPITAL STOCK

The following description summarizes some of the terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”) and amended and restated bylaws (“Bylaws”), which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein. We encourage you to read our Certificate of Incorporation and Bylaws for additional information.
We have two classes of stock, common stock and preferred stock. We are authorized to issue 2,000,000,000 total shares of stock, of which 1,000,000,000 shares are designated as common stock and 1,000,000,000 shares are designated as preferred stock. Preferred stock consists of 100,000 shares of Series A. Our preferred stock and common stock have a par value of 0.00001 per share.
As of the March 31, 2026 there were (i) 29,497,394 shares of common stock outstanding and held by approximately 2,495 holders of record; and (ii) 10,000 shares of Series A preferred stock outstanding, all of which are held by Mr. Joseph Onorati, our Chief Executive Officer and Chairman, Mr. Parker White, our Chief Operating Officer and Chief Investment Officer, and Mr. Fei (John) Han, our Chief Financial Officer.
COMMON STOCK
Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably such dividends if any, as may be declared from time to time by our Board out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be, upon receipt of the payment therefor as described in this prospectus, fully paid and nonassessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any liquidation, dissolution or winding up of our affairs, holders of shares of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.
PREFERRED STOCK
We are authorized to issue up to 1,000,000,000 shares of “blank check” preferred stock, $0.00001 par value. Our Board has the authority, without further stockholder authorization, to issue from time-to-time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, and could adversely affect the rights and powers, including voting rights, of our common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.
The preferred stock may be issued in traditional forms or in forms that provide for economic rights linked, in whole or in part, to the performance of a specified asset, portfolio of assets, or other metric.
Series A Preferred Stock
Pursuant to the Series A Certificate of Designation filed with the Secretary of State of Delaware on January 3, 2022, we are authorized to issue up to 100,000 shares of Series A Preferred Stock with a stated value of $0.00001 per share. Each share of Series A Preferred Stock is entitled to 10,000 votes. The holders of shares of Preferred Stock are entitled to vote on all matters on which our common stock shall be entitled to vote unless prohibited by law or as set forth in the Certificate of Designation. The holders of the Series A Preferred Stock are not entitled to dividends. Upon the event of liquidation, dissolution or winding up of the Company, voluntary or involuntary, the holders of our Series A Preferred Stock would be entitled to receive the initial stated value of our preferred stock. If any shares of Series A Preferred Stock shall be converted, redeemed or reacquired by the Company, such shares shall resume the status of authorized but unissued shares of preferred stock.
DELAWARE ANTI-TAKEOVER STATUTES
We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder unless the interested stockholder attained such status with the approval of our Board or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.
CHOICE OF FORUM
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder, including a beneficial owner, to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any officer, director, or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Although our Certificate of Incorporation contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees, or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.
AUTHORIZED BUT UNISSUED SHARES
The authorized but unissued shares of our common stock or preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of any exchange on which our shares are listed. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could make it more difficult or discourage an attempt to obtain control of us through a proxy contest, tender offer, merger or otherwise.

ELECTION OF DIRECTORS BY PLURALITY OF SHARES, VACANCIES
Our By-laws provide for the election of directors by a plurality of votes cast by the shares present in person or by proxy at a meeting of the stockholders and entitled to vote thereon, subject to a quorum being present at such meeting. There is no cumulative voting; therefore, directors may be elected with a vote of holders of less than a majority of the outstanding common stock.
Our By-laws also provide that vacancies occurring on our Board may be filled by the affirmative votes of a majority of the remaining members of our Board or by the sole remaining director, and not by our stockholders. Such provisions in our corporate organizational documents and under Delaware law may prevent or frustrate attempts by our stockholders to change our management or hinder efforts to acquire a controlling interest in us. The inability to make changes to our Board could prevent or discourage an attempt to take control of the Company through a proxy contest, tender offer, merger or otherwise.
SPECIAL MEETING OF STOCKHOLDERS, ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS, STOCKHOLDER ACTION
Our By-laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our Board. Stockholders at a special meeting may only consider matters set forth in the notice of the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.
AMENDMENTS
Our By-laws may be amended or repealed by a majority vote of our Board or the affirmative vote of the holders of at least a majority of the votes that all our stockholders would be entitled to cast in any election of Directors.
TRANSFER AGENT AND REGISTRAR
Colonial Stock Transfer Company, Inc. is the transfer agent and registrar for our common stock. The address for Colonial Stock Transfer Company, Inc. is 7840 S 700 E, Sandy, Utah 84070, and the telephone number is (801) 355-5740.
DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The applicable prospectus supplement will also describe the following terms of any warrants:
•the offering price and aggregate number of warrants offered;
•the currency for which the warrants may be purchased;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•the terms of any rights to redeem or call the warrants;

•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•the dates on which the right to exercise the warrants will commence and expire;
•the manner in which the warrant agreements and warrants may be modified;
•United States federal income tax consequences of holding or exercising the warrants;
•the terms of the securities issuable upon exercise of the warrants;
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants;
•whether the warrants are to be sold separately or with other securities as parts of units;
•whether the warrants will be issued in definitive or global form, or in any combination of these forms, and, if issued as part of a unit, the correspondence of the warrant form to the form of the unit and any security included in that unit;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time; and
•information with respect to book-entry procedures, if any.
DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general terms and provisions of the debt securities that we may offer and sell from time to time. We will describe in a prospectus supplement the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities,” the term “debt securities” means the senior and subordinated debt securities that we issue and the applicable trustee authenticates and delivers under the applicable indenture.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the “senior trustee.” We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the “subordinated trustee.” The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an “indenture” and together as the “indentures” and the senior trustee and the subordinated trustee are referred to individually as a “trustee” and together as the “trustees.” This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
GENERAL
The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. The debt securities will not be guaranteed by an of our subsidiaries.
The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.
The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:
•the title of the debt securities;

•whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;
•the initial aggregate principal amount of the debt securities;
•the price or prices at which we will sell the debt securities;
•the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;
•the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;
•the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;
•the right, if any, to extend the interest payment periods and the duration of that extension;
•the manner of paying principal and interest and the place or places where principal and interest will be payable;
•the denominations of the debt securities if other than $2,000 or multiples of $1,000;
•provisions for a sinking fund, purchase fund or other analogous fund, if any;
•any redemption dates, prices, obligations and restrictions on the debt securities;
•the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;
•any conversion or exchange features of the debt securities;
•whether the debt securities will be subject to the defeasance provisions in the indenture;
•whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;
•any special tax implications of the debt securities;
•any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and
•any other material terms of the debt securities.
When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.
CERTAIN TERMS OF THE SENIOR DEBT SECURITIES
Covenants
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger or Sale of Assets
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:
•the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;
•the successor entity assumes our obligations on the senior debt securities and under the senior indenture;
•immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.
The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.
The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.
No Protection in the Event of a Change in Control
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Event of Default
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:
•failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);
•failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);
•default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;
•certain events of bankruptcy or insolvency, whether or not voluntary; and
•any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.
If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.
Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
•the holder gives the trustee written notice of a continuing event of default;
•the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;
•the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;
•the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
•during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.
Satisfaction and Discharge
We can satisfy and discharge our obligations to holders of any series of debt securities if:
•we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or
•we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or
•all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;
and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.
Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Defeasance
Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.
Legal Defeasance
We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:
•we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates;
•there is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us; and
•we deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.
If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance
Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):
•deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates; and
•deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.
If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.
Modification and Waiver
We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:
•to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;
•to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;
•to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);
•to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;
•to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;
•to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;
•to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;
•to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;
•to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or
•to make any change that does not adversely affect the rights of any holder in any material respect.
Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•extends the final maturity of any senior debt securities of such series;
•reduces the principal amount of any senior debt securities of such series;
•reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;
•reduces the amount payable upon the redemption of any senior debt securities of such series;
•changes the currency of payment of principal of or interest on any senior debt securities of such series;
•reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;
•waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);
•changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;
•modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;
•adversely affects the right to convert or exchange senior debt securities into class A common stock, other securities or property in accordance with the terms of the senior debt securities; or
•reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.
It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
Notice of Redemption
Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.
If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.
Conversion Rights
We will describe the terms upon which senior debt securities may be convertible into our class A common stock or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our class A common stock or other securities issuable upon conversion.
No Personal Liability of Incorporators, Stockholders, Officers, or Directors
The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee
The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Unclaimed Funds
All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law
The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
SUBORDINATION OF SUBORDINATED DEBT SECURITIES
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination
The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•all of the indebtedness of that person for money borrowed;
•all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;
•all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and
•all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;
unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.
DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement.
The applicable prospectus supplement will also describe the following terms of any units, including:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•any additional terms of the governing unit agreement, if applicable;
•any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the warrants, class A common stock, preferred stock, depositary shares or debt securities constituting the units.; and
•any applicable material U.S. federal income tax consequences.
The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants” and “Description of Debt Securities” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.
PLAN OF DISTRIBUTION

GENERAL
We may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•directly to one or more purchasers;
•through agents;
•to or through underwriters, brokers or dealers;
•through a combination of any of these methods; or
•any other method permitted pursuant to applicable law.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•on The Nasdaq Capital Market, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;
•one or more underwritten offerings;
•block trades in which a broker-dealer will attempt to sell the securities as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•ordinary brokerage transactions (at customary brokerage commissions, unless set forth otherwise in a prospectus supplement) and transactions in which a broker-dealer solicits purchasers;
•ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•privately negotiated transactions, which may include a block trade;
•settlement of short sales;
•transactions through broker-dealers to sell a specified number of such securities at a stipulated price per security;
•“at the market” or through market makers or into an existing market for the securities;
•a distribution in accordance with the rules of the applicable securities exchange;
•a combination of any such methods of distribution; or
•any other method permitted pursuant to applicable law.
We may also enter into derivative or hedging transactions. For example, we may:
•enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;
•sell securities short and redeliver such shares to close out our short positions;
•enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or
•loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
With respect to each offering of securities for which a prospectus supplement is required, such prospectus supplement will state the terms of the offering of the securities, including:
•the name or names of any underwriters, agents or dealers and the amounts of securities underwritten or purchased by each of them, if any;
•the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•any delayed delivery arrangements;
•any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•any discounts, commissions, concessions or other compensation allowed or reallowed or paid to dealers; and
•any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to the prevailing market prices; or
•at negotiated prices.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.
UNDERWRITING COMPENSATION
Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. Any underwriters, dealers and agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts or commissions that such underwriters, dealers and agents and remarketing firms receive and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement.
UNDERWRITERS, AGENTS AND DEALERS
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will seth forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
DIRECT SALES
We may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.
AT-THE-MARKET OFFERINGS
We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415 of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.
INSTITUTIONAL PURCHASERS
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
INDEMNIFICATION; OTHER RELATIONSHIPS
We may agree to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers and agents, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

MARKET MAKING, STABILIZATION AND OTHER TRANSACTIONS
The securities may be new issues of securities and may have no established trading market. Any shares of class A common stock will be listed on The Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Perkins Coie LLP, Seattle, Washington. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS

Our former independent registered public accounting firm, dbbmckennon (“dbb”), audited our consolidated financial statements for the year ended December 31, 2024. We have included our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on the report of dbb, given their authority as experts in accounting and auditing.
Our current independent registered public accounting firm, Wolf & Company, P.C. (“Wolf”), audited our consolidated financial statements for the year ended December 31, 2025. We have incorporated by reference our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on the report of Wolf, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 that we filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document. Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public over the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at https://defidevcorp.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.
The following documents previously filed with the SEC are incorporated by reference in this prospectus:
•Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 30, 2026;
•the description of securities contained in Exhibit 4.6 of our Annual Report on Form 10-K for the year ended December 31, 2025, and
•Current Reports on Form 8-K filed with the SEC on January 29, 2026, February 19, 2026, April 6, 2026 and April 6, 2026.
All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (561) 559-4111 or by writing to us at the following address:

DeFi Development Corp.
6401 Congress Avenue, Suite 250
Boca Raton, FL 33487
Attn: Fei (John) Han, Chief Financial Officer

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee are estimated:

SEC registration fee	$138,100
Legal fees and expenses	*
Printing fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Warrant agent fees and expenses	*
Trustee fees and expenses	*
Miscellaneous fees and expenses	*
Total	*
*These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.
Indemnification of Directors and Officers.

Section 102 of the General Company Law of the State of Delaware (“DGCL”) permits a Company to eliminate the personal liability of directors of a Company to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Amended and Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the DGCL provides that a Company has the power to indemnify a director, officer, employee, or agent of the Company, or a person serving at the request of the Company for another Company, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the Company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
If a claim is not paid in full by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the Bylaws has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its board of directors (“Board”), legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that
Part II-1

indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Indemnification shall include payment by the Company of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification.
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we will indemnify our present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise. In addition, our Amended and Restated Charter and Amended and Restated Bylaws provide that we shall advance expenses incurred by a director or officer in defending or otherwise participating in a proceeding to the fullest extent permitted by applicable law.
Any underwriting agreement will provide for indemnification by the underwriters of the registrant and its officers and directors for certain liabilities arising under the Securities Act of 1933, as amended, or otherwise.

Part II-2

Item 16.
Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
4.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-267907), filed with the SEC on July 14, 2023).

4.2	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 23, 2025).
4.3
Series A Preferred Stock Certificate of Designation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-267907), filed with the SEC on July 14, 2023).

4.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on April 23, 2025).
4.5
Certificate of Amendment, effective June 8, 2023, to Amended and Restated Certificate of Incorporation for 1-for-6.82 Reverse Stock Split (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-267907), filed with the SEC on July 14, 2023).

4.6
Certificate of Amendment, effective May 20, 2025, to the Amended and Restated Certificate of Incorporation of the Registrant for the 7-to-1 Forward Stock Split (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 21, 2025).

4.7
Certificate of Amendment, effective December 23, 2025, to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 23, 2025).

4.8#	Form of Senior Indenture.
4.9#	Form of Subordinated Indenture.
4.10*	Form of Senior Note.
4.11*	Form of Subordinated Note.
4.12*	Form of Certificate of Designations, Rights and Preferences of Preferred Stock.
4.13*	Form of Warrant.
4.14*	Form of Warrant Agreement.
4.15*	Form of Unit Agreement.
5.1#	Opinion of Perkins Coie LLP.
23.1#	Consent of Wolf & Company, P.C.
23.2#	Consent of dbbmckennon.
23.3#	Consent of Perkins Coie LLP (included in Exhibit 5.1).
24.1#	Power of Attorney (included on the signature pages of this registration statement).
25.1†	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture.
25.2†	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture.
107#	Filing Fee Table.
____________________
# Filed herewith.
*To be filed by amendment or by a Current Report on Form 8-K.
†To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.
Undertakings.

(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
Part II-3

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is relying on Rule 430B:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities
Part II-4

are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

Part II-5

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on April 17, 2026.

DeFi Development Corp.

By:	/s/Joseph Onorati
Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Joseph Onorati and John (Fei) Han, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Joseph Onorati	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	April 17, 2026
Joseph Onorati

/s/ Fei (John) Han	Chief Financial Officer (Principal Financial and Accounting Officer)	April 17, 2026
John (Fei) Han

/s/ Blake Janover	Director	April 17, 2026
Blake Janover

/s/ William Caragol	Director	April 17, 2026
William Caragol

/s/ Zachary Tai	Director	April 17, 2026
Zachary Tai

/s/ Thomas Perfumo	Director	April 17, 2026
Thomas Perfumo

/s/ Hadley Stern	Director	April 17, 2026
Hadley Stern

/s/ Adam Townsend	Director	April 17, 2026
Adam Townsend